UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2015

Catasys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11601 Wilshire Boulevard, Suite 950 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 444-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 18, 2015, Catasys, Inc. (the “Company”) entered into Warrant Exchange Agreements (each, the “Exchange Agreement”) with 15 warrant holders that held warrants for the purchase of up to an aggregate of 21,277,200 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at an exercise price of $0.58 per share, that were originally issued by the Company in private placements consummated on various dates between December 2011 and May 2014 (collectively, the “Warrants”). Pursuant to the Exchange Agreements, the warrant holders collectively agreed to surrender for cancellation their Warrants in exchange for an aggregate of 21,277,200 of the Company’s shares of Common Stock (the “Exchange Shares” and this transaction hereinafter the “Warrant Exchange”). The closing of the Warrant Exchange transaction occurred on May 18, 2015.

The principal purpose of the Warrant Exchange was to increase stockholders’ equity by eliminating a liability associated with the warrants of approximately $38 million as of March 31, 2015, as well as eliminating certain rights, including the anti-dilution rights that gave rise to the liability, associated with the Warrants. This represents an important step in moving the company towards its goal of meeting the stockholders’ equity test for a listing on a national exchange.

The Company also separately entered into Lock-Up Agreements with the each warrant holder, under which the warrant holders agreed, subject to certain limited exceptions, that they will not, among other things, offer, sell, contract to sell, hypothecate, pledge or otherwise dispose any securities of the Company beneficially owned by them, including the Exchange Shares, until the earlier of (a) six months after the Company files a Registration Statement on Form S-1 or Form S-3, and (b) January 4, 2016.

Prior to the consummation of the Warrant Exchange, Terren S. Peizer, Chairman and Chief Executive Officer of the Company, and his affiliates, and David E. Smith, a member of the Company’s board of directors, and his affiliates, owned an aggregate of 20,160,120 of the Warrants, which were exchanged for an aggregate of 20,160,120 shares of Common Stock. After giving effect to the Warrant Exchange, Mr. Peizer beneficially owns approximately 67.0% of the outstanding shares of Common Stock of the Company and Mr. Smith beneficially owns approximately 20.0% of the outstanding shares of Common Stock of the Company.

The foregoing descriptions of the Exchange Agreement and the Lock-Up Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Exchange Agreement and Lock-Up Agreement, forms of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. The issuances of the Exchange Shares to the warrant holders pursuant to the Exchange Agreements were made pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 3(a)(9) thereof.

Item 7.01	Regulation FD Disclosure.

On May 20, 2015, the Company issued a press release announcing the Warrant Exchange transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Warrant Exchange Agreement
10.2	Form of Lock-Up Agreement
99.1	Press release, dated May 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATASYS, INC.

Date: May 20, 2015	By:	/s/ SUSAN E. ETZEL
Susan E. Etzel
Chief Financial Officer